Exhibit 1.01

LA-Z-BOY INCORPORATED
CONFLICT MINERALS REPORT
FOR THE YEAR ENDED DECEMBER 31, 2022

This Conflict Minerals Report (“Report”) of La-Z-Boy Incorporated (“La-Z-Boy,” “we,” “us” or “our”) has been prepared pursuant to Rule 13p-1 and Form SD under the Securities Exchange Act of 1934, as amended (“Rule”) for the reporting period January 1, 2022 to December 31, 2022. The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to “conflict minerals” as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”). Conflict minerals are defined by the SEC as columbite-tantalite (coltan), cassiterite, gold, wolframite, including their derivatives, which are limited to tantalum, tin, and tungsten (“3TG”).

The Rule imposes certain reporting obligations on SEC registrants whose products contain conflict minerals that are necessary to the functionality or production of their products. For products which contain necessary conflict minerals, the registrant must conduct in good faith a reasonable country of origin inquiry designed to determine whether any of the conflict minerals originated in the Democratic Republic of the Congo (“DRC”) or “adjoining country” (as defined in Section 1502 of the Dodd-Frank Act), collectively defined as the “Covered Countries.”

1.0 Company Overview and Products

The information provided in this Report includes the activities of all majority-owned subsidiaries that are required to be consolidated in La-Z-Boy’s financial results. It does not include the activities of (i) any entities that are not required to be consolidated in La-Z-Boy’s financial results, except to the extent that those entities supply products to La-Z-Boy that may contain any of the conflict minerals, and (ii) a business that was acquired during calendar year 2021.

La-Z-Boy manufactures, markets, imports, exports, distributes and retails upholstery furniture products, accessories and casegoods (wood) furniture products, including recliners and motion furniture, sofas, loveseats, chairs, sectionals, modulars, ottomans and sleeper sofas, bedroom sets, dining room sets, entertainment centers, and occasional pieces. This Report relates to products: (i) for which conflict minerals are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by La-Z-Boy; and (iii) for which the manufacture was completed during calendar year 2022. These products are referred to in this Report collectively as “Covered Products.”

2.0 Due Diligence

2.1 Design of Due Diligence Framework

We established a cross-functional team to design and implement our due diligence framework regarding the source and chain of custody of 3TG in our supply chain. This team is composed of representatives from Legal, Environmental Affairs, Supply Chain/Purchasing, Product Development, Materials Management, Finance, and Marketing. The Supply Chain/Purchasing organization has the primary responsibility for obtaining information from suppliers on components that may contain 3TGs. The Director of ESG, Sustainability & Global Product Compliance has responsibility for tracking and documenting our progress and generating any required reporting.

We modeled our due diligence framework on the Organisation for Economic Co-Operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition. Our due diligence process includes adoption of a Conflict Minerals Policy (which we have posted to our website at www.la-z-boy.com), establishment of a management structures with cross-functional team members and senior executives, determination of the necessary scope of investigation and response, ongoing communication with suppliers, and establishment of record keeping and escalation procedures. Senior management is briefed about the results of our due diligence efforts on a regular basis, and we periodically report to the Audit Committee of our Board of Directors with respect to our due diligence process and compliance obligations.

We have developed a corporate management system and communication process with our suppliers to investigate and evaluate the use of 3TGs. We provided our suppliers with guidance on supply chain due diligence and sourcing from conflict-affected and high-risk areas. We required our suppliers to complete and submit to us the Conflict Minerals Reporting Template (“CMRT”) established by the Responsible Minerals Initiative (“RMI”). The CMRT includes questions regarding a company’s conflict-free policy, its engagement with its direct suppliers, a listing of the smelters the company and its suppliers use, the origin of 3TGs included in the supplier’s products, and the supplier’s due diligence. For calendar year 2022, we requested CMRTs from new suppliers and updated CMRTs from suppliers who previously indicated that their products contained 3TGs.

2.2 Due Diligence Measures and Results

2.2.1 Inherent Limitations on Due Diligence Measures

As a downstream purchaser of 3TGs, our due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary 3TGs. Our due diligence requires data from our direct suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the necessary 3TGs. Such sources of information may yield inaccurate or incomplete information and may be subject to fraud.

Another complicating factor is the unavailability of country of origin and chain of custody information from our suppliers on a continuous, real-time basis. Under the Dodd-Frank Act and the Rule, a product is “DRC conflict free” if it meets the required standard every day of the reporting year; conversely, a product would “not be found to be DRC conflict free” if it does not meet the required standard even one day of the reporting year. The supply chain of commodities such as conflict minerals is a multi-step process operating more or less on a daily basis, with ore being delivered to smelters and refiners, with smelters and refiners smelting or refining ores into metal containing derivatives such as ingots, with the derivatives being shipped, sold and stored in numerous market locations around the world and with distributors and purchasers holding varying amounts of the derivatives in inventory for use. Since we do not have direct contractual relationships with each participant in the supply chain, we rely on our direct suppliers to gather and provide specific information about the date when the ore is smelted into a derivative and later shipped, stored, sold and first entered the stream of commerce. We directly seek sourcing data on a periodic basis from our direct suppliers. We ask that the data cover the entire reporting year, and we seek to use contract provisions requiring the suppliers to promptly update us in the event that the sourcing data changes.

2.2.2 Supply Chain Survey Responses

By accumulating our suppliers’ responses in a database, we were able to assess the risk related to conflict minerals in our supply chain and follow up with suppliers for further information as necessary. We performed assessments of the information our suppliers provided and sought additional information and clarification as needed.

We have relied on our suppliers’ responses for information on the source of 3TGs contained in the goods they supply us. Our suppliers have similarly relied on information provided by their suppliers. Tracing materials back to their mine of origin is a complex process. By adopting methodology outlined by the RMI and requiring that our suppliers meet OECD guidelines and report to us using the CMRT, we have made a reasonable determination of the mines, smelters, and refiners of the 3TGs in our supply chain.

For 2022, based on the information gathered from our suppliers, 3TGs are contained in a small number of components of our upholstered furniture. Ten of our direct suppliers advised us that their products contained 3TGs. Five of these suppliers indicated that the 3TGs connected to Covered Products are not from Covered Countries or if from a Covered Country, are from a smelter or refiner that is Responsible Minerals Assurance Process (RMAP) conformant.

The remaining five suppliers reported that their products, specifically electrical components used in our upholstery products (“Subject Products”), contained 3TGs but the suppliers were unable to determine at this time all of the facilities used to produce the 3TGs for these products. Consequently, we cannot determine whether 3TGs in the Subject Products are from Covered Countries, and, therefore, classify the Subject Products as “DRC Conflict Undeterminable.” Our suppliers are continuing to work to determine the origin of 3TGs.

A listing of the smelters or refiners utilized by our suppliers and identified as processing facilities, as reported to us by our suppliers, is included as an attachment to this report.

Based on the guidance provided by the staff of the Division of Corporation Finance in its “Statement on the Effect of the Recent Court of Appeals Decision on the Conflict Minerals Rule” dated April 29, 2014, and its “Updated Statement on the Effect of the Court of Appeals Decision on the Conflict Minerals Rule” dated April 7, 2017, we have not provided an independent private sector audit of this Report.

2.3 Steps Taken to Mitigate Risks

Our assessment of the risks that necessary 3TGs contained in our products do not benefit “armed groups” as defined in the Rule is an evolving process as more information becomes available to our suppliers and to us about the supply sources and chain of custody. We intend to continue the following measures in the due diligence we conduct to further mitigate any risk that the 3TGs in our products could benefit armed groups in the Covered Countries:

a.Include pertinent requirements to the standard terms and conditions in our supplier agreements including a conflict minerals flow-down clause.

b.Directly engage suppliers that provide products or components that cannot be confirmed as “DRC Conflict Free” to pursue responsible conflict-free sourcing for all products supplied to us.

c.Directly engage suppliers to implement risk mitigation plans if high-risk smelters are identified.

d.Work to get product level versus company level responses from our suppliers that provide products or components that cannot be confirmed as “DRC Conflict Free” and refine their relevant smelter list to the extent feasible to include only actual verified conflict-free smelters.

e.Engage with suppliers and direct them to training resources to attempt to improve the content of the supplier survey responses and encourage any of our suppliers whose products are “DRC Conflict Undeterminable” to establish an alternative source of 3TG that can be confirmed as “DRC Conflict Free.”

Metal	Smelter Name	Smelter ID	Smelter Country
Gold	Advanced Chemical Company	CID000015	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.	CID000019	JAPAN
Gold	Agosi AG	CID000035	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058	BRAZIL
Gold	Argor-Heraeus S.A.	CID000077	SWITZERLAND
Gold	Asahi Pretec Corp.	CID000082	JAPAN
Gold	Asaka Riken Co., Ltd.	CID000090	JAPAN
Gold	Aurubis AG	CID000113	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	PHILIPPINES
Gold	Boliden AB	CID000157	SWEDEN
Gold	C. Hafner GmbH + Co. KG	CID000176	GERMANY
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	CANADA
Gold	Cendres + Metaux S.A.	CID000189	SWITZERLAND
Gold	Chimet S.p.A.	CID000233	ITALY
Gold	Chugai Mining	CID000264	JAPAN
Gold	DSC (Do Sung Corporation)	CID000359	KOREA, REPUBLIC OF
Gold	Dowa	CID000401	JAPAN
Gold	Eco-System Recycling Co., Ltd. East Plant	CID000425	JAPAN
Gold	LT Metal Ltd.	CID000689	KOREA, REPUBLIC OF
Gold	Heimerle + Meule GmbH	CID000694	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CID000707	CHINA
Gold	Heraeus Germany GmbH Co. KG	CID000711	GERMANY
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	JAPAN
Gold	Istanbul Gold Refinery	CID000814	TURKEY
Gold	Japan Mint	CID000823	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CID000855	CHINA
Gold	Asahi Refining USA Inc.	CID000920	UNITED STATES OF AMERICA
Gold	Asahi Refining Canada Ltd.	CID000924	CANADA
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	JAPAN
Gold	Kazzinc	CID000957	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	CID000969	UNITED STATES OF AMERICA
Gold	Kojima Chemicals Co., Ltd.	CID000981	JAPAN
Gold	LS-NIKKO Copper Inc.	CID001078	KOREA, REPUBLIC OF
Gold	Materion	CID001113	UNITED STATES OF AMERICA

Gold	Matsuda Sangyo Co., Ltd.	CID001119	JAPAN
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	CHINA
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	SINGAPORE
Gold	Metalor Technologies S.A.	CID001153	SWITZERLAND
Gold	Metalor USA Refining Corporation	CID001157	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161	MEXICO
Gold	Mitsubishi Materials Corporation	CID001188	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	JAPAN
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	CID001236	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	CID001259	JAPAN
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	JAPAN
Gold	PAMP S.A.	CID001352	SWITZERLAND
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	INDONESIA
Gold	PX Precinox S.A.	CID001498	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	CID001512	SOUTH AFRICA
Gold	Royal Canadian Mint	CID001534	CANADA
Gold	SEMPSA Joyeria Plateria S.A.	CID001585	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	CHINA
Gold	Solar Applied Materials Technology Corp.	CID001761	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	JAPAN
Gold	Shandong Gold Smelting Co., Ltd.	CID001916	CHINA
Gold	Tokuriki Honten Co., Ltd.	CID001938	JAPAN
Gold	Torecom	CID001955	KOREA, REPUBLIC OF
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980	BELGIUM
Gold	United Precious Metal Refining, Inc.	CID001993	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	CID002003	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	CID002030	AUSTRALIA
Gold	Yamakin Co., Ltd.	CID002100	JAPAN
Gold	Yokohama Metal Co., Ltd.	CID002129	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	CHINA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243	CHINA
Gold	SAFINA A.S.	CID002290	CZECHIA
Gold	Guangdong Jinding Gold Limited	CID002312	CHINA
Gold	Umicore Precious Metals Thailand	CID002314	THAILAND
Gold	Geib Refining Corporation	CID002459	UNITED STATES OF AMERICA
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	INDIA
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511	POLAND
Gold	Al Etihad Gold Refinery DMCC	CID002560	UNITED ARAB EMIRATES
Gold	Emirates Gold DMCC	CID002561	UNITED ARAB EMIRATES
Gold	T.C.A S.p.A	CID002580	ITALY
Gold	REMONDIS PMR B.V.	CID002582	NETHERLANDS
Gold	Korea Zinc Co., Ltd.	CID002605	KOREA, REPUBLIC OF
Gold	TOO Tau-Ken-Altyn	CID002615	KAZAKHSTAN
Gold	Abington Reldan Metals, LLC	CID002708	UNITED STATES OF AMERICA

Gold	SAAMP	CID002761	FRANCE
Gold	L'Orfebre S.A.	CID002762	ANDORRA
Gold	8853 S.p.A.	CID002763	ITALY
Gold	Italpreziosi	CID002765	ITALY
Gold	WIELAND Edelmetalle GmbH	CID002778	GERMANY
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	AUSTRIA
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	CID002852	INDIA
Gold	Bangalore Refinery	CID002863	INDIA
Gold	SungEel HiMetal Co., Ltd.	CID002918	KOREA, REPUBLIC OF
Gold	Planta Recuperadora de Metales SpA	CID002919	CHILE
Gold	Safimet S.p.A	CID002973	ITALY
Gold	NH Recytech Company	CID003189	KOREA, REPUBLIC OF
Gold	C.I Metales Procesados Industriales SAS	CID003421	COLOMBIA
Gold	Eco-System Recycling Co., Ltd. North Plant	CID003424	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	CID003425	JAPAN
Gold	Augmont Enterprises Private Limited	CID003461	INDIA
Gold	Alexy Metals	CID003500	UNITED STATES OF AMERICA
Gold	Sancus ZFS (L’Orfebre, SA)	CID003529	COLOMBIA
Gold	Metal Concentrators SA (Pty) Ltd.	CID003575	SOUTH AFRICA
Gold	WEEEREFINING	CID003615	FRANCE
Gold	Gold by Gold Colombia	CID003641	COLOMBIA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	CHINA
Tantalum	F&X Electro-Materials Ltd.	CID000460	CHINA
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CID000616	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	CHINA
Tantalum	AMG Brasil	CID001076	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	INDIA
Tantalum	Mineracao Taboca S.A.	CID001175	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192	JAPAN
Tantalum	NPM Silmet AS	CID001200	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	CHINA
Tantalum	QuantumClean	CID001508	UNITED STATES OF AMERICA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522	CHINA
Tantalum	Taki Chemical Co., Ltd.	CID001869	JAPAN
Tantalum	Telex Metals	CID001891	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	CID001969	KAZAKHSTAN
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	CHINA
Tantalum	D Block Metals, LLC	CID002504	UNITED STATES OF AMERICA
Tantalum	FIR Metals & Resource Ltd.	CID002505	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	CHINA
Tantalum	KEMET de Mexico	CID002539	MEXICO
Tantalum	TANIOBIS Co., Ltd.	CID002544	THAILAND
Tantalum	TANIOBIS GmbH	CID002545	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547	GERMANY
Tantalum	H.C. Starck Inc.	CID002548	UNITED STATES OF AMERICA

Tantalum	TANIOBIS Japan Co., Ltd.	CID002549	JAPAN
Tantalum	TANIOBIS Smelting GmbH & Co. KG	CID002550	GERMANY
Tantalum	Global Advanced Metals Boyertown	CID002557	UNITED STATES OF AMERICA
Tantalum	Global Advanced Metals Aizu	CID002558	JAPAN
Tantalum	Resind Industria e Comercio Ltda.	CID002707	BRAZIL
Tantalum	Jiangxi Tuohong New Raw Material	CID002842	CHINA
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CID003583	CHINA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	CHINA
Tin	Alpha	CID000292	UNITED STATES OF AMERICA
Tin	PT Aries Kencana Sejahtera	CID000309	INDONESIA
Tin	Dowa	CID000402	JAPAN
Tin	EM Vinto	CID000438	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondonia S.A.	CID000448	BRAZIL
Tin	Fenix Metals	CID000468	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	CHINA
Tin	China Tin (Hechi)	CID001070	CHINA
Tin	Malaysia Smelting Corporation (MSC)	CID001105	MALAYSIA
Tin	Metallic Resources, Inc.	CID001142	UNITED STATES OF AMERICA
Tin	Mineracao Taboca S.A.	CID001173	BRAZIL
Tin	Minsur	CID001182	PERU
Tin	Minsur	CID001182	PERU
Tin	Mitsubishi Materials Corporation	CID001191	JAPAN
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231	CHINA
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	THAILAND
Tin	Operaciones Metalurgicas S.A.	CID001337	BOLIVIA (PLURINATIONAL STATE OF)
Tin	PT Artha Cipta Langgeng	CID001399	INDONESIA
Tin	PT Babel Inti Perkasa	CID001402	INDONESIA
Tin	PT Babel Surya Alam Lestari	CID001406	INDONESIA
Tin	PT Belitung Industri Sejahtera	CID001421	INDONESIA
Tin	PT Bukit Timah	CID001428	INDONESIA
Tin	PT Mitra Stania Prima	CID001453	INDONESIA
Tin	PT Prima Timah Utama	CID001458	INDONESIA
Tin	PT Refined Bangka Tin	CID001460	INDONESIA
Tin	PT Sariwiguna Binasentosa	CID001463	INDONESIA
Tin	PT Stanindo Inti Perkasa	CID001468	INDONESIA
Tin	PT Timah Tbk Kundur	CID001477	INDONESIA
Tin	PT Timah Tbk Mentok	CID001482	INDONESIA
Tin	PT Timah Nusantara	CID001486	INDONESIA
Tin	PT Tinindo Inter Nusa	CID001490	INDONESIA
Tin	PT Tommy Utama	CID001493	INDONESIA
Tin	Rui Da Hung	CID001539	TAIWAN
Tin	Thaisarco	CID001898	THAILAND
Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	CHINA
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CID002180	CHINA
Tin	CV Venus Inti Perkasa	CID002455	INDONESIA
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468	BRAZIL

Tin	PT ATD Makmur Mandiri Jaya	CID002503	INDONESIA
Tin	O.M. Manufacturing Philippines, Inc.	CID002517	PHILIPPINES
Tin	CV Ayi Jaya	CID002570	INDONESIA
Tin	PT Rajehan Ariq	CID002593	INDONESIA
Tin	PT Cipta Persada Mulia	CID002696	INDONESIA
Tin	Resind Industria e Comercio Ltda.	CID002706	BRAZIL
Tin	Super Ligas	CID002756	BRAZIL
Tin	Metallo Belgium N.V.	CID002773	BELGIUM
Tin	Metallo Spain S.L.U.	CID002774	SPAIN
Tin	PT Bangka Prima Tin	CID002776	INDONESIA
Tin	PT Sukses Inti Makmur	CID002816	INDONESIA
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	CID002834	VIET NAM
Tin	PT Menara Cipta Mulia	CID002835	INDONESIA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190	CHINA
Tin	PT Bangka Serumpun	CID003205	INDONESIA
Tin	Tin Technology & Refining	CID003325	UNITED STATES OF AMERICA
Tin	Ma'anshan Weitai Tin Co., Ltd.	CID003379	CHINA
Tin	PT Rajawali Rimba Perkasa	CID003381	INDONESIA
Tin	Luna Smelter, Ltd.	CID003387	RWANDA
Tin	PT Mitra Sukses Globalindo	CID003449	INDONESIA
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	CID003486	BRAZIL
Tin	CRM Synergies	CID003524	SPAIN
Tin	Fabrica Auricchio Industria e Comercio Ltda.	CID003582	BRAZIL
Tin	DS Myanmar	CID003831	MYANMAR
Tin	PT Putera Sarana Shakti (PT PSS)	CID003868	INDONESIA
Tungsten	A.L.M.T. Corp.	CID000004	JAPAN
Tungsten	Kennametal Huntsville	CID000105	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	CHINA
Tungsten	Global Tungsten & Powders Corp.	CID000568	UNITED STATES OF AMERICA
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769	CHINA
Tungsten	Japan New Metals Co., Ltd.	CID000825	JAPAN
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	CHINA
Tungsten	Kennametal Fallon	CID000966	UNITED STATES OF AMERICA
Tungsten	Wolfram Bergbau und Hutten AG	CID002044	AUSTRIA
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	CHINA
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	VIET NAM

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513	CHINA
Tungsten	H.C. Starck Tungsten GmbH	CID002541	GERMANY
Tungsten	TANIOBIS Smelting GmbH & Co. KG	CID002542	GERMANY
Tungsten	Masan High-Tech Materials	CID002543	VIET NAM
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	CHINA
Tungsten	Niagara Refining LLC	CID002589	UNITED STATES OF AMERICA
Tungsten	China Molybdenum Tungsten Co., Ltd.	CID002641	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CID002645	CHINA
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827	PHILIPPINES
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CID002830	CHINA
Tungsten	KGETS Co., Ltd.	CID003388	KOREA, REPUBLIC OF
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CID003401	CHINA
Tungsten	Lianyou Metals Co., Ltd.	CID003407	TAIWAN
Tungsten	NPP Tyazhmetprom LLC	CID003416	RUSSIAN FEDERATION
Tungsten	Jingmen Dewei GEM Tungsten Resources Recycling Co., Ltd.	CID003417	CHINA
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	CID003427	BRAZIL
Tungsten	Cronimet Brasil Ltda	CID003468	BRAZIL
Tungsten	Fujian Xinlu Tungsten	CID003609	CHINA